UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12

CLEARFIELD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Clearfield, Inc.

7050 Winnetka Avenue North, Suite 100
Brooklyn Park, Minnesota 55428
(763) 476-6866
____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 23, 2017
____________________

TO THE SHAREHOLDERS OF
CLEARFIELD, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Clearfield, Inc., a Minnesota corporation, will be held on Thursday, February 23, 2017, at 2:00 p.m. (local time), at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428 for the following purposes:

1.	Elect six (6) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified.

2.	To approve amendments to the Clearfield, Inc. 2007 Stock Compensation Plan, including an amendment to increase the number of shares of common stock authorized for issuance by 1,000,000 shares.

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

4.	To approve, on a non-binding basis, the frequency of future executive compensation advisory votes.

5.	Ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for Clearfield, Inc. for the fiscal year ending September 30, 2017.

Only holders of record of Clearfield, Inc.’s common stock at the close of business on December 28, 2016 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Ronald G. Roth
Chairman of the Board of Directors

January 10, 2017

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, FEBRUARY 23, 2017

We are making our proxy materials available electronically via the Internet. You may access the following proxy materials at http://materials.proxyvote.com:

— Notice of 2017 Annual Meeting of Shareholders to be held on Thursday, February 23, 2017;

— Proxy Statement for 2017 Annual Meeting of Shareholders; and

— Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

On or about January 10, 2017, we mailed to some of our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability includes instructions to access your proxy card to vote via the Internet, as well as how to request paper or e-mail copies of our proxy materials. Other shareholders received an e-mail notification that provided instructions on how to access our proxy materials and vote via the Internet, or were mailed paper copies of our proxy materials and a proxy card that provides instructions for voting via the Internet, by telephone or by mail.

If you received the Notice of Internet Availability and would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive e-mails with instructions to access these materials via the Internet unless you elect otherwise.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

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table of contents

Page

PROXY STATEMENT	1
Solicitation of Proxies	1
Cost and Method of Solicitation	1
Voting	1
Differences Between Shareholder of Record and Beneficial Owners	1
Quorum and Voting Requirements	2
Casting Your Vote as a Record Holder	2
Casting Your Vote as a Street Name Holder	3
Revoking a Proxy	3
Annual Meeting and Special Meetings; Bylaw Amendments	3
OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT	4
PROPOSAL 1: ELECTION OF DIRECTORS	5
Information Regarding Nominees	5
Vote Required for Proposal 1	6
PROPOSAL 2: AMENDMENTS TO 2007 STOCK COMPENSATION PLAN	7
General Information	7
Amendments to 2007 Plan	7
Summary of the 2007 Plan	7
Plan Benefits to Non-Employee Directors	9
Federal Income Tax Consequences	10
Registration with the SEC	10
Vote Required for Proposal 2	10
PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	11
Vote Required for Proposal 3	11
PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE NAMED EXECUTIVE OFFICER COMPENSATION VOTES	12
Vote Required for Proposal 4	12
CORPORATE GOVERNANCE	13
Board Independence	13
Committees of the Board of Directors and Committee Independence	13
Board Leadership Structure	14
Board’s Role in Risk Oversight	14
Director Nominations	15
Board Attendance at Board, Committee and Annual Shareholder Meetings	16
Communications with Directors	16
Code of Ethics	17
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	17
EXECUTIVE OFFICERS	18
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Report of the Compensation Committee	22
Summary Compensation Table	23
Grants of Plan-Based Awards in Fiscal Year 2016	24
Outstanding Equity Awards at Fiscal Year-End	24
2016 Options Exercised and Stock Vested	25
Employment Arrangements with Named Executive Officers	26
Definitions of Employment Agreement and Plan Terms	30
DIRECTOR COMPENSATION	33
PROPOSAL 5: APPOINTMENT OF INDEPENDENT AUDITORS	34
Vote Required for Proposal 5	34
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS	34
Accountant Fees and Services	34
Audit Committee Pre-Approval Procedures	35
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	35

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	36
SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES FOR 2018 ANNUAL MEETING	36
OTHER BUSINESS	37

Appendix A:        2007 Stock Compensation Plan, as amended through December 23, 2016

iii

Clearfield, Inc.

7050 Winnetka Avenue North, Suite 100
Brooklyn Park, Minnesota 55428
(763) 476-6866
____________________

PROXY STATEMENT

____________________

Solicitation of Proxies

The accompanying Proxy is solicited on behalf of the Board of Directors of Clearfield, Inc. (“we,” “Clearfield” or the “Company”) for use at the Annual Meeting of Shareholders to be held on February 23, 2017, at 2:00 p.m. (local time) at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428, and at any postponements or adjournments thereof (the “Annual Meeting”). The mailing of this proxy statement to our shareholders commenced on or about January 10, 2017.

Cost and Method of Solicitation

This solicitation of proxies to be voted at the Annual Meeting is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks, brokers and other nominees to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks, brokers or nominees for their reasonable out-of-pocket expenses.

Voting

The total number of shares outstanding and entitled to vote at the Annual Meeting as of December 28, 2016 consisted of 14,134,020 shares of common stock, $0.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on December 28, 2016 will be entitled to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Differences Between Shareholder of Record and Beneficial Owners

You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.

You are a beneficial owner if at the close of business on the record date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will not be able to vote your shares with respect to any proposal except for Proposal 5: Appointment of Independent Auditors being presented to shareholders at the Annual Meeting.

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Record holders should review the additional information below under “Casting Your Vote as a Record Holder.”

Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”

Quorum and Voting Requirements

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.

Proposal 1 relates to the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 2: Approval of Amendments to 2007 Stock Compensation Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 3: Advisory Vote on Named Executive Officer Compensation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 3.

You may vote “1 YEAR,” “2 YEAR,” “3 YEAR” or “ABSTAIN” on Proposal 4: Advisory Vote on the Frequency of Future Named Executive Officer Compensation Votes. The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by shareholders voting on Proposal 4 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 5: Appointment of Independent Auditors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 5.

Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether shareholders have approved that matter. Therefore, if you abstain from voting on Proposal 2, Proposal 3, Proposal 4 or Proposal 5, it has the same effect as a vote against that proposal. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal 1: Election of Directors, Proposal 2: Approval of Amendments to 2007 Stock Compensation Plan, Proposal 3: Advisory Vote on Named Executive Officer Compensation, Proposal 4: Advisory Vote on Frequency of Future Named Executive Officer Compensation Votes, or Proposal 5: Appointment of Independent Auditors.

So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Casting Your Vote as a Record Holder

If you are the shareholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you are a record holder and you vote your shares, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy without voting instructions, your shares will be voted “FOR” each director nominee identified in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “1 YEAR” on Proposal 4, and “FOR” Proposal 5.

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Casting Your Vote as a Street Name Holder

If you are a street name holder and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Your broker is entitled to vote in its discretion on Proposal 5: Appointment of Independent Auditors.

If you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is sometimes called a “broker non-vote.” Brokers and nominees do not have discretionary authority to vote on Proposal 1: Election of Directors, Proposal 2: Approval of Amendments to 2007 Stock Compensation Plan, Proposal 3: Advisory Vote on Named Executive Officer Compensation, or Proposal 4: Advisory Vote on Frequency of Future Named Executive Officer Compensation Votes.

As a result, if you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, no votes will be cast on your behalf on Proposal 1, Proposal 2, Proposal 3 or Proposal 4. Because of these broker voting rules, all street name holders are urged to provide instructions to their brokers or nominees on how to vote their shares at the Annual Meeting.

Make your vote count! Instruct your broker how to cast your vote!

If you hold your shares in street name, your broker will continue to have discretion to vote any uninstructed shares on Proposal 5: Appointment of Independent Auditors.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of Clearfield, Inc.;

•	Submitting a properly signed proxy card with a later date;

•	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

•	Voting in person at the Annual Meeting.

All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428, and our telephone number is (763) 476-6866.

Annual Meeting and Special Meetings; Bylaw Amendments

This 2017 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws as amended. Under the bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our Chief Executive Officer, Chief Financial Officer, any two directors or by a shareholder or shareholders holding 10% or more of shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the shares entitled to vote. We will not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting that does not meet the requirements of Section 2.04-b of our bylaws.

The bylaws contain advance notice requirements relating to director nominations by shareholders and shareholder proposals. For more information, please review the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2018 Annual Meeting.”

The bylaws may be amended or altered by an action of the Board of Directors at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, under the bylaws the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office.

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OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of December 28, 2016 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “named executive officers”), and (iv) all current executive officers and directors as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. Except as indicated below, the business address of each individual set forth below is 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	706,650	5.0%
Ronald G. Roth (3)(4)	1,385,485	9.8%
Cheryl Beranek (3)(5)	585,526	4.1%
Patrick Goepel (3)(6)	111,523	*
Roger Harding (3)	13,050	*
Charles N. Hayssen (3)	174,010	1.2%
Donald R. Hayward (3)	10,720	*
John P. Hill (5)	239,563	1.7%
Daniel R. Herzog (5)	70,293	*
All current executive officers and directors as a group (8 persons)	2,590,170	18.3%

*       Less than one percent

(1)	Includes the following number of shares that could be purchased within 60 days of December 28, 2016 upon the exercise of stock options: Mr. Roth, no shares; Ms. Beranek, no shares; Mr. Goepel, no shares; Mr. Harding no shares; Mr. Hayssen, 4,900 shares; Mr. Hayward, no shares; Mr. Hill, no shares; Mr. Herzog, no shares; and all current directors and executive officers as a group, 4,900 shares.

(2)	Based upon an Amendment No. 1 to Schedule 13G filed by BlackRock, Inc. in which the shareholder reports sole voting power over 706,650 shares of our common stock and sole dispositive power over 716,640 shares of our common stock as of December 31, 2015.

(3)	Currently serves as our director and nominated for election as a director at the Annual Meeting.

(4)	Includes 176,760 shares owned by Mr. Roth’s spouse.

(5)	Named Executive Officer.

(6)	Includes 16,750 shares owned by Mr. Goepel’s spouse.

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PROPOSAL 1:
ELECTION OF DIRECTORS

Six directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Proxies cannot be voted for a greater number of persons than the number of nominees named. Pursuant to our bylaws, the authorized number of directors is set at six and the Board of Directors has nominated for election the six persons named below. Each nominee is currently a director of Clearfield. Except for Roger Harding who was elected to the Board on July 14, 2016, all nominees were elected by the shareholders at our 2016 Annual Meeting of Shareholders.

The persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the nominees named below as directors, unless otherwise directed. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

We know of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, our directors or our executive officers.

Information Regarding Nominees

Set forth below is biographical and other information with respect to each nominee, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of Clearfield at this time.

Cheryl Beranek, age 54, has served as our director since 2007. Ms. Beranek has also served as our President and Chief Executive Officer since June 2007. From July 2003 to June 2007, Ms. Beranek served as President of our former subsidiary, APA Cables and Networks. Prior to joining the Company, Ms. Beranek was President of Americable from 2002 until July 2003, when we acquired Americable. She also served as the Chief Operating Officer of Americable in 2001 and 2002. Ms. Beranek holds a Bachelor of Science degree from Southwest Minnesota State University and a Master’s of Science degree from North Dakota State University.

Ms. Beranek is qualified to serve on the Clearfield Board of Directors because she brings to the Board a keen understanding of our business and industry developed through her tenure as our President and Chief Executive Officer and in her previous position as the President of our former subsidiary. Additionally, Ms. Beranek’s role as our President and Chief Executive Officer allows her to provide the Board with her unique insight as a member of management on our business and our operations.

Ronald G. Roth, age 71, has served as our director since 2002. Mr. Roth is currently retired. Mr. Roth was Chairman of the Board and Chief Executive Officer of Waste Systems Corp., a privately held waste hauling and disposal company, for 25 years prior to its sale to a national solid waste management company in 1995. From 1995 to 2001, he was Chairman of the Board of Access Cash International L.L.C., a North American provider of ATMs and related processing and financial services until its sale. Since 1990 he has been an owner of, and has served in various capacities, including Chairman of the Board and an officer, with Phillips Recycling Systems. Mr. Roth holds a Bachelor of Arts degree in marketing from Michigan State University.

Mr. Roth is qualified to serve on the Clearfield Board of Directors because he brings to the Board a strong background in executive management through his service for more than 25 years as the Chief Executive Officer or executive officer of several companies.

Roger Harding, age 62, has served as our director since July 14, 2016. From 1972 to 2008, Mr. Harding served in multiple leadership roles with Alcatel-Lucent, including as the Vice President & General Manager, Global Switching from 2001 until his retirement in 2008. Mr. Harding received a Bachelor of Arts degree in business administration and management from the University of Central Oklahoma.

Mr. Harding has a strong background in operations and the execution of operational strategies, as well as a deep understanding of the telecommunications and networking markets. These attributes qualify him to serve as a director of Clearfield. In addition, Mr. Harding qualifies as an audit committee financial expert.

5

Charles N. Hayssen, age 65, has served as our director since 2008. Since January 2009, Mr. Hayssen has served as the President of Safeway Driving School, a privately-held provider of driver’s education services. From August 2007 to September 2008, Mr. Hayssen was a private investor. From August 2004 until August 2007, Mr. Hayssen was Chief Operating Officer of AllOver Media, Inc., a privately-held out-of-home media company. From September 2002 to April 2004, Mr. Hayssen was the Chief Financial Officer of ThinkEquity Partners LLC, an equity capital markets firm. From March 2004 to May 2009, Mr. Hayssen was a director of Lenox Group Inc., a publicly held designer, distributor, wholesaler and retailer of fine quality tableware, collectible and other giftware products, until it filed petition for reorganization relief in November 2008. Mr. Hayssen holds a Bachelor of Arts degree from Dartmouth and from the University of Chicago Graduate School of Business, a Masters of Business Administration degree.

Mr. Hayssen brings strong executive management and financial management experience to the Board, as well as experience as a director of a publicly traded company, all of which qualify him to serve as a director of Clearfield. In addition, Mr. Hayssen qualifies as an audit committee financial expert.

Donald R. Hayward, age 59, has served as our director since 2007. Since 2006, Mr. Hayward has served as the President of Engel Diversified Industries (EDI), a privately held manufacturing company. From 1997 until joining EDI, Mr. Hayward was Director of Corporate Services at Minnesota Technology, Inc. a publicly funded, private non-profit in support of Minnesota’s technology community. Mr. Hayward holds a Bachelor of Science degree in business administration and economics from the University of Wisconsin.

Mr. Hayward’s executive leadership experience, his familiarity with the business and operations of a manufacturing company developed through his service at EDI, and his background in technology qualify him to serve as a director of Clearfield.

Patrick Goepel, age 55, has served as our director since September 1, 2015. Since January 2010, Mr. Goepel has served as the President and Chief Executive Officer of Asure Software, Inc., a publicly-held provider of workplace management software (NasdaqCM: ASUR). He previously served as Asure Software’s Interim Chief Executive Officer from September 2009 to January 2010 and has served as its director since August 2009. Previously, he was the President and Chief Executive Officer of Fidelity Investment’s Human Resource Services Division from 2006 to 2008 and President and Chief Executive Officer of Advantec from 2005 to 2006. A former board member of iEmployee, Mr. Goepel currently serves on the board of directors of APPD Investments, and SafeGuard World International. He also served on the board of AllOver Media Holdings, Inc. until its sale to a private equity firm in March 2015.

Mr. Goepel’s public company executive management and board experience, as well as his background in successful execution of global expansion, operational and M&A initiatives, qualify him to serve as a director of Clearfield. In addition, Mr. Goepel qualifies as an audit committee financial expert.

Vote Required for Proposal 1

Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected.

The Board of Directors Recommends
Shareholders Vote FOR the Election of Each Nominee Identified in Proposal 1
_________________________________

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PROPOSAL 2:
AMENDMENTS TO 2007 STOCK COMPENSATION PLAN

General Information

On December 23, 2016, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting of Shareholders, amendments to the Clearfield, Inc. 2007 Stock Compensation Plan (the “2007 Plan”). These amendments, which are explained in detail below, include an amendment to increase the number of shares available for issuance under the 2007 Plan by 1,000,000 shares from 2,500,000 to 3,500,000. The amendments to the 2007 Plan were recommended by the Compensation Committee.

Attached to this proxy statement as Appendix A is the full text of the 2007 Plan, as amended by the Compensation Committee and Board of Directors through December 23, 2016. The summary of the 2007 Plan below is qualified in its entirety by reference to Appendix A.

The purpose of the 2007 Plan is to enable us to attract, retain and reward those who contribute to our success and to strengthen the mutuality of interests between those people and our shareholders by offering stock options or other equity-based incentives. The 2007 Plan authorizes the granting of awards in any of the following forms: (i) stock options, (ii) stock appreciation rights, and (iii) other stock-based awards, including, without limitation, performance shares, restricted stock and restricted stock units.

Amendments to 2007 Plan

The 2007 Plan is the only general equity compensation plan currently available to us. As of December 28, 2016, there were only 95,848 shares of our common stock available for future issuance under the 2007 Plan and 606,370 shares subject to outstanding awards under the 2007 Plan.

Equity-based compensation, such as restricted stock and stock options, has historically been a key component in the compensation packages for non-employee directors, executive officers and other key personnel. The Compensation Committee and the Board of Directors believe the 2007 Plan is, and will continue to be, an important tool in attracting and retaining non-employee directors, executive officers and key personnel, especially given the highly competitive nature of our industry. Without the ability to grant additional awards under the 2007 Plan, we may not have the appropriate tools to attract and retain these people. Awards under the 2007 Plan will also allow the Compensation Committee and the Board to provide participants with incentives that directly align their interests with those of our shareholders.

In determining to increase the number of shares reserved and available for issuance under the 2007 Plan by 1,000,000 shares, the Compensation Committee reviewed the potential dilution to our shareholders, our historical use of stock incentives, the number of shares remaining for grant under the 2007 Plan, the rate of exercise of outstanding options, rate of forfeiture of restricted stock awards, and other factors. The Compensation Committee believes that the potential dilution from equity compensation awards under the 2007 Plan represents an acceptable balance between the interests of our shareholders in supporting the growth of our business while appropriately managing dilution from our equity compensation programs.

Prior to the December 23, 2016 amendments, the 2007 Plan had no defined term, but instead specified that incentive stock options may not be granted beyond June 8, 2016, the ten year anniversary of the original date of adoption of the 2007 Plan. On December 23, 2016, the Board of Directors amended these provisions of the 2007 Plan, subject to shareholder approval, in order to preserve our ability to grant incentive stock options in the future and to provide for uniform treatment of all awards under the 2007 Plan. As amended, the 2007 Plan provides that no award may be granted under the 2007 Plan on or after the earlier of: (a) the 10th anniversary of the effective date of the 2007 Plan, as amended, or December 23, 2026 or (b) the date on which all of the stock reserved under the 2007 Plan has been issued or is no longer available for use under the Plan. As amended, the 2007 Plan provides that incentive stock options may not be granted on or after the term of the 2007 Plan and that the term of the 2007 Plan may not be extended without approval of our shareholders.

7

Summary of the 2007 Plan

The principal features of the 2007 Plan are summarized below.

Shares Available Under 2007 Plan. There are currently 2,500,000 shares of common stock reserved and available for awards under the 2007 Plan. Shares of common stock covered by expired or terminated stock options and forfeited shares of restricted stock or deferred stock may be used for subsequent awards under the 2007 Plan. The amendments approved by our Board of Directors on December 23, 2016 increase the number of shares reserved for issuance by 1,000,000 shares to a total of 3,500,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock). All 3,500,000 shares authorized would be available for the issuance of incentive stock options.

Eligibility and Administration. Employees, non-employee directors, and non-employee service providers such as independent contractors or consultants of Clearfield and its subsidiaries, parents or affiliates, are eligible for awards under the 2007 Plan. As of December 28, 2016, there were five non-employee directors, three executive officers and approximately 225 other employees eligible to receive awards at the discretion of the Committee.

The 2007 Plan is administered by a committee of not less than two directors. If no such committee has been appointed, the Board will administer the 2007 Plan. The Board has appointed our Compensation Committee to administer the 2007 Plan. The term “Committee” as used in the 2007 Plan refers to the committee authorized to administer the 2007 Plan or, if the Board has retained that authority, the Board.

The Committee has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, interpret the 2007 Plan, and establish rules and regulations with respect to the administration of the 2007 Plan. The Committee may delegate any or all of its responsibilities to members of our management, but only with respect to awards to persons who are not executive officers or directors.

Stock Options. The Committee may grant stock options that qualify as “incentive stock options” under the Internal Revenue Code (the “Code”) or those that do not so qualify, referred to as “non-qualified stock options,” in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 2007 Plan may be exercised during their respective terms as determined by the Committee. The purchase price may be paid by tendering a check or such other instrument or method as the Committee may accept. No stock option is transferable by the optionee except by will, the laws of descent and distribution, or a qualified domestic relations order. During the optionee’s lifetime, options may only be exercised by the optionee.

Stock options may be exercised during varying periods of time after a participant’s termination of employment, depending upon the reason for the termination. If the participant’s employment is terminated by reason of death, the participant’s stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate for a period of one year or until the expiration of the stated term of the option, whichever is less. If the participant’s employment is terminated by reason of disability, the option may be exercised until the expiration of the stated term of the option. If the participant’s employment is otherwise terminated, the participant’s options may be exercised to the extent they were exercisable at the time of termination for the lesser of three months or the balance of the stated term of the option, unless otherwise determined by the Committee. The Committee may, in its discretion, accelerate the exercisability of stock options that would not otherwise be exercisable upon death or retirement.

As amended on December 23, 2016, no incentive stock options may be granted on or after the term of the 2007 Plan. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of Clearfield, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of our stock, the option price must be not less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the 2007 Plan may be less than 100% of the fair market value of the common stock on the date of grant. All of the shares authorized for awards under the 2007 Plan are available for the issuance of incentive stock options.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) alone as “freestanding SARs” or in connection with all or part of any stock option as “tandem SARs”, either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from us the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by us in cash or shares of common stock, in the discretion of the Committee. SARs are exercisable only at such times and to the extent stated in an award agreement. SARs granted in tandem with incentive stock options will have the same exercise provisions as the related incentive stock option. If a tandem SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercise. The exercise price of all tandem SARs must be the exercise price of the related option. The exercise price of all freestanding SARs may not be less than the fair market value of the common stock on the date the SAR is granted. The Committee may unilaterally limit the appreciation in value of stock attributable to SAR at any time prior to its exercise.

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Other Stock-Based Awards. The Committee may grant other awards of stock or awards that are valued in whole or in part by reference to, or otherwise based on, stock, either alone or in addition to or in tandem with stock options or SARs. The other types of awards the Committee may grant would include, for example, restricted stock, restricted stock units, performance shares or dividend equivalents. The Committee has the authority to determine the persons to whom and the time or times at which such awards are made, the number of shares of stock relating to the award, and all other conditions of the awards. Each award will be confirmed by and subject to the terms of an award agreement, that will include terms relating to transferability, deferral of the award, entitlement to dividends or dividend equivalents, vesting and forfeiture, and the effect upon the award of a participant’s retirement, disability, death or other special circumstances. Stock, including securities convertible into stock, issued on a bonus basis may be issued for no cash consideration.

Forfeiture and Recoupment. Under the 2007 Plan, the Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events such as termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about Clearfield, fraud, misconduct, or breach of an agreement that may apply to the participant.

In addition, we must require that certain executive officers disgorge or forfeit incentive- or equity-based compensation received by them, including under the 2007 Plan, following restatements of our financial results due to material noncompliance with the financial reporting requirements under the federal securities laws or because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. These disgorgement and recoupment provisions are designed to mirror the similar provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002.

Effect of Change In Control. In the event of a change in control, as defined under the 2007 Plan, any award granted under the 2007 Plan will become fully exercisable and vested and will terminate sixty days thereafter, unless otherwise determined by the Board of Directors prior to the change in control.

Amendment and Term of 2007 Plan. The Board may amend, alter, discontinue or terminate the 2007 Plan, but no such action may be made that would impair the vested rights of a participant under any award previously granted without the participant’s consent. In addition, approval of our shareholders is required to increase the total number of shares reserved for the 2007 Plan, to authorize an increase in the total number of shares reserved for issuance upon the exercise of incentive stock options, to decrease the option price of any incentive stock option to less than 100% of the fair market value on the date of grant, to permit the issuance of stock prior to payment in full, to change the class of participants eligible to participate in the 2007 Plan or to extend the maximum term of an incentive stock option. On December 23, 2016, the Board of Directors amended the 2007 Plan to provide that approval of our shareholders is required to extend the term of the 2007 Plan.

On December 23, 2016, the Board of Directors amended the 2007 Plan to provide that no awards may be granted under the 2007 Plan on or after the earlier of: (a) the 10th anniversary of the effective date of the Plan, which is December 23, 2026, or (b) the date on which all of the stock reserved under the 2007 Plan has been issued or is no longer available for use under the 2007 Plan.

Plan Benefits to Non-Employee Directors

If Proposal 2 is approved by shareholders at the Annual Meeting, each non-employee director elected at the Annual Meeting will receive an award of restricted stock that will be granted on the first business day after the Annual Meeting and have a value of $12,500 as of the date of grant. The restricted stock award will be granted under the 2007 Plan, and vest one day prior to the 2018 Annual Meeting of Shareholders.

Other than as described above, the amount of any other award is not determinable at this time and will be made in the discretion of the Committee.

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Federal Income Tax Consequences

Stock Options. An optionee will not realize taxable income upon either the granting or exercise of an incentive stock option. However, upon exercise of the incentive stock option, the amount by which the fair market value of any shares exercised exceeds the option price is an item of tax preference for purposes of the alternative minimum tax. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant or at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. We are entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

An optionee also will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she realizes taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. Upon the disposal of stock acquired pursuant to a non-qualified option, the optionee’s basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the optionee has held the shares for more than one year. We are entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

Stock Appreciation Rights. The grant of an SAR would not result in income for the participant or in a deduction for us. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and we would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

Restricted Stock and Restricted Stock Units. Awards of restricted stock and restricted stock units under the 2007 Plan generally are not subject to federal income tax when awarded, unless the recipient properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse or when awarded if the recipient properly elects to accelerate the tax recognition. Restricted stock units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the recipient recognizes taxable income on the restricted stock or restricted stock units.

Withholding. The 2007 Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to us or to make arrangements satisfactory to the committee regarding payment of any federal, state or local taxes required by law to be withheld with respect to the award. To the extent permitted by law, we have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 2007 Plan, if the terms of the award agreement so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by authorizing us to retain shares of common stock that would otherwise be deliverable to satisfy any tax obligations. In that case, we would pay the tax liability from our own funds.

Registration with the SEC

If shareholders approve this Proposal 2: Amendments to the 2007 Plan, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the offering of the 1,000,000 additional shares of common stock issuable under the 2007 Plan.

Vote Required for Proposal 2

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 2.

The Board of Directors Recommends
Shareholders Vote FOR

Proposal 2: Approval of Amendments to 2007 Stock Compensation Plan
_________________________________

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PROPOSAL 3:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At the time of the 2011 Annual Meeting of Shareholders, our Board of Directors determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held every three years until the next time shareholders are required to cast an advisory vote on the frequency of the say-on-pay vote. At the 2014 Annual Meeting of Shareholders, we presented a say-on-pay vote to our shareholders in accordance with the frequency of every three years. Because our Board of Directors had selected every three years for the frequency of the say-on-pay vote, we are asking our shareholders to cast an advisory vote on named executive officer compensation at the Annual Meeting.

As described in detail in the Executive Compensation section of this proxy statement, our named executive officers are rewarded in large part for the achievement of specific annual goals and business objectives intended to drive financial performance of our business and the realization of increased shareholder value. Shareholders are encouraged to read the Executive Compensation section of this proxy statement for a more detailed discussion of our executive compensation programs, including information about fiscal year 2016 compensation of our named executive officers. Shareholders are also encouraged to read “Executive Compensation – Compensation Discussion and Analysis – Consideration of 2014 Say-on-Pay Vote” for an explanation of the impact of the prior say-on-pay vote.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Clearfield, Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in Clearfield’s proxy statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this proxy statement.

Vote Required for Proposal 3

Approval of this Proposal 3 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3.

While this vote is advisory, and not binding on the Compensation Committee or the Board of Directors, it will provide valuable information to us that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of 2017 and beyond.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 3: Advisory Vote on Executive Compensation

_______________________

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PROPOSAL 4:
ADVISORY VOTE ON FREQUENCY OF FUTURE NAMED EXECUTIVE OFFICER COMPENSATION VOTES

This Proposal 4 allows our shareholders the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers (i.e. the “say-on-pay” vote), such as Proposal 3 included on the prior page of this proxy statement. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every year, every two years, or every three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Clearfield, and therefore our Board of Directors recommends that you vote for “1 YEAR” as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their timely input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement. Our Board of Directors also believes that a triennial vote is most effective timeframe for Clearfield to respond to shareholders’ feedback and provide us with sufficient time to engage with shareholders to understand and respond to the vote results.

Shareholders may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting when they vote in response to the resolution set forth below.

RESOLVED, that the shareholders of Clearfield, Inc. determine, on an advisory basis, that the frequency of future advisory votes on the compensation of the named executive officers as set forth in the Company’s proxy statement is:

Every year	–	1 YEAR

Every 2 Years	–	2 YEARS

Every 3 Years	–	3 YEARS

Vote Required for Proposal 4

The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by shareholders voting on Proposal 4 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

While this vote is advisory, and not binding on the Board of Directors, the Board of Directors will carefully consider the outcome of the vote in determining the frequency of future advisory votes on named executive officer compensation.

The Board of Directors Recommends Shareholders Vote 1 YEAR on
Proposal 4: Advisory Vote on Frequency of Future
Executive Compensation Advisory Votes
_______________________

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CORPORATE GOVERNANCE

Board Independence

The Board of Directors undertook a review of director independence in November 2016 as to all six directors then serving. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and Clearfield, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Board of Directors affirmatively determined that each of the directors, with the exception of Ms. Beranek, is independent according to the “independence” definition of the Nasdaq Listing Rules. Ms. Beranek is not independent under the Nasdaq Listing Rules because she is employed by Clearfield and serves as our executive officer.

Committees of the Board of Directors and Committee Independence

The Board of Directors has established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The composition and function of these committees are set forth below.

Compensation Committee. The Compensation Committee reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of our company. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers. The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers, as well as the Board of Directors evaluation of the Chief Executive Officer pursuant to the evaluation process established by the Nominating and Corporate Governance Committee. In connection with its review of compensation of executive officers or any form of incentive or performance based compensation, the Committee will also review and discuss risks arising from our compensation policies and practices. The Compensation Committee also administers the 2007 Plan.

The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.clearfieldconnection.com.

The current members of the Compensation Committee are Ronald G. Roth (Chair), Patrick Goepel and Donald R. Hayward. During fiscal year 2016, the Compensation Committee met six times, including in executive session without management present. A report of the Compensation Committee is set forth below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of our company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Nominating and Corporate Governance Committee is also responsible for the leadership structure of our Board, including the composition of the Board and its committees, and an annual review of the position of Chairman of the Board. As part of its annual review, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as Chairman and making recommendation to the Board of Directors for any changes in such position. The Nominating and Corporate Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.

The charter of the Nominating and Corporate Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Nominating and Corporate Governance Committee meets these requirements. A copy of the current charter of the Nominating and Corporate Governance Committee is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.clearfieldconnection.com. A copy of our current Governance Guidelines is also available in the “Corporate Governance” section of our website, found through the link to the “For Investors” section. The current members of the Nominating and Corporate Governance Committee are Donald R. Hayward (Chair), Ronald G. Roth and Charles N. Hayssen. During fiscal year 2016, the Nominating and Corporate Governance Committee met three times.

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Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. Under its charter, the Audit Committee exercises oversight of significant risks relating to financial reporting and internal control over financial reporting, including discussing these risks with management and the independent auditor and assessing the steps management has taken to minimize these risks. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

The Audit Committee operates under a written charter and a copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “For Investors” section of our website at www.clearfieldconnection.com. Our Audit Committee presently consists of three directors: Charles N. Hayssen (Chair), Patrick Goepel and Donald R. Hayward. During fiscal year 2016, the Audit Committee met four times, including in executive session without management present.

The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Our Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Mr. Hayssen and Mr. Goepel each meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee. A report of the Audit Committee is set forth below.

Board Leadership Structure

The Board consists of a non-executive Chairman of the Board and three standing committees that are each led by a chair. The members of each committee are “independent directors” under the Nasdaq Listing Rules and meet the other similar independence requirements applicable to that committee. Our Chief Executive Officer is a director, but she does not serve as chair of the Board and does not serve on any committee.

We believe that the current Board leadership structure is appropriate for Clearfield at this time because it allows the Board and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the Board, and helps maintain good communication among Board members and with management. In particular, we believe that having our Chief Executive Officer serve as a member of the Board and having a separate individual serve as Chairman of the Board allows the independent directors and the Chief Executive Officer to contribute their different perspectives and roles to our strategy development. Our current Board leadership structure is part of the policies reflected in our Governance Guidelines and the Nominating and Corporate Governance Committee is empowered through its charter to consider and make changes to the structure if necessary.

Board’s Role in Risk Oversight

We face a number of risks, including financial, technological, operational, regulatory, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

Our Board exercises its oversight both through the full Board and through the three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

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The Board and the three committees receive information used in fulfilling their oversight responsibilities through our executive officers and advisors, including our outside legal counsel and our independent registered public accounting firm. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology, quality, regulatory, and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Director Nominations

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 2.14 of our bylaws as described in the section of this proxy statement entitled “Shareholder Proposals for Nominees.” The Nominating and Corporate Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. Our Governance Guidelines provides that the Board should generally have between five and seven directors. With the addition of Mr. Harding in July 2016, the Board of Directors is comprised of six directors. The Nominating and Corporate Governance Committee believes that a six person Board of Directors is appropriate. At six directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and engage the directors in Board and committee service, all while maintaining efficient function and communication among members. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

Criteria for Nomination to the Board; Diversity Considerations. The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Nominating and Corporate Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board of Directors, as the Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Clearfield and the Board of Directors. In November 2009, the Nominating and Corporate Governance Committee determined that it would evaluate each prospective nominee against the following standards and qualifications:

•	Background, including demonstrated high personal and professional ethics and integrity;
•	The ability to exercise good business judgment and enhance the Board’s ability to manage and direct the affairs and business of Clearfield;
•	Commitment, including the willingness to devote adequate time to the work of the Board and its committees;
•	The ability to represent the interests of all shareholders and not a particular interest group;
•	The skills needed by the Board, within the context of the existing composition of the Board, including knowledge of our industry and business or experience in business, finance, law, education, research or government;
•	The candidate’s qualification as “independent” under Nasdaq or other standards and qualification to serve on Board committees; and
•	Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board’s diversity.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity. However, as part of the nominee selection process for this Annual Meeting, the Nominating and Corporate Governance Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of each director nominee. Based upon that review, the Nominating and Corporate Governance Committee believes that each director contributes to the Board’s diversity in terms of knowledge, experience, skills, expertise, and other demographics that particular director brings to the Board.

In reviewing prospective nominees, the Nominating and Corporate Governance Committee reviews the number of public-company boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees. Our Governance Guidelines provide that non-employee directors should serve on no more than four boards of other publicly-held companies, subject to Board waiver with respect to this guideline on a case-by-case basis.

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The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate. The Nominating and Corporate Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Nominating and Corporate Governance Committee members may interview the prospective nominees in person or by telephone. After completing the evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Board Nominees for the 2017 Annual Meeting. The nominees for the Annual Meeting were selected by the Nominating and Corporate Governance Committee in November 2016. With the exception of Mr. Harding, all nominees were elected by shareholders at the 2016 Annual Meeting of Shareholders. Mr. Harding was identified to the Nominating and Corporate Governance Committee by the Cheryl Beranek, our President and Chief Executive Officer. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Nominating and Corporate Governance Committee may choose to do so in the future.

Shareholder Proposals for Nominees. The Nominating and Corporate Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating and Corporate Governance Committee c/o the Secretary of Clearfield, Inc. To be considered, the written notice must be timely received and in proper form as described in our bylaws and in the section of this proxy statement entitled “Shareholder Proposals and Shareholder Nominees for 2018 Annual Meeting.”

Board Attendance at Board, Committee and Annual Shareholder Meetings

During fiscal year 2016, the Board of Directors met six times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he or she served during fiscal year 2016. The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders. All directors then serving attended the 2016 Annual Meeting of Shareholders.

Communications with Directors

Shareholders may communicate with the Board of Directors as a group, the chair of any committee of the Board of Directors, or any individual director by sending an e-mail to board@clfd.net or by directing the communication in care of the Secretary of Clearfield, to the address set forth on the front page of this proxy statement. Shareholders making a communication in this manner will receive a confirmation of receipt of the communication if the Secretary is provided with an address for that purpose and the shareholder does not otherwise request that no confirmation be sent.

All communications that are not excluded for the reasons stated below will be forwarded unaltered to the director(s) to which the communication is addressed or to the other appropriate director(s). Communications received from shareholders will be forwarded as part of the materials sent before the next regularly scheduled Board or committee meeting, although the Board has authorized the Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant.

The Board of Directors has authorized the Secretary to exclude a communication on matters that are unrelated to the duties and responsibilities of the Board, such as:

•	Product inquiries, complaints or suggestions

•	New product suggestions

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•	Resumes and other forms of job inquiries

•	Surveys

•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any excluded communication will be made available to the Board of Directors upon request of any director.

If shareholders have a communication that is a proposal for a nominee for director or is a proposal for shareholder action to be included in our proxy statement, the communication must be directed to Secretary and must conform to the requirements of Clearfield’s bylaws. For more information, please review our bylaws and the sections of this proxy statement entitled “Director Nominations – Shareholder Proposals for Nominees” and “Shareholder Proposals and Shareholder Nominees for 2018 Annual Meeting.”

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer and controller. This code of ethics is included in our Code of Ethics and Business Conduct which is publicly available by following the link to under “About Clearfield” to the “For Investors” section of our website at www.clearfieldconnection.com. To the extent permitted, we intend to disclose any amendments to, or waivers from, the code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions or with respect to the required elements of the code of ethics on our website at www.clearfieldconnection.com under the “Corporate Policies” page of the “For Investors” section.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm. The discussions with Baker Tilly Virchow Krause, LLP also included the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Baker Tilly Virchow Krause, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Baker Tilly Virchow Krause, LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ending September 30, 2016.

BY: THE AUDIT COMMITTEE
Charles N. Hayssen (Chair)
Patrick Goepel
Donald R. Hayward

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EXECUTIVE OFFICERS

Set forth below is biographical and other information for our current executive officers. Information about Ms. Cheryl Beranek, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”

John P. Hill, 51, was appointed as our Chief Operating Officer effective October 30, 2008. Prior to being appointed in this position, Mr. Hill had been our Vice President of Engineering and Product Management since 2007. He also served as our Vice President of Product Management and Development from 2004 to 2007 and was our first Vice President of Sales from 2003 to 2004. Mr. Hill attended Macalester College and the University of Minnesota.

Daniel R. Herzog, 52, has been Chief Financial Officer since August 25, 2011 and served as Interim Chief Financial Officer from February 19, 2011 until his appointment in August 2011. He served as Clearfield’s Vice President of Administration from June 2009, until his appointment as Interim Chief Financial Officer, which also includes the duties of Vice President of Administration.  Mr. Herzog previously served as our Comptroller and principal accounting officer from September 2003 through February 2006. Mr. Herzog held positions of Controller and Chief Financial Officer in his 13 years at Americable, which was acquired by Clearfield in 2003. Mr. Herzog received his Bachelors of Arts degree in Accounting in 1986 from Gustavus Adolphus College in St. Peter, Minnesota.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion of executive compensation describes various aspects of our compensation policies and practices as applied to the following executive officers who are referred to in this proxy statement as the “named executive officers”:

•	Cheryl Beranek, our President and Chief Executive Officer

•	Daniel R. Herzog, our Chief Financial Officer

•	John P. Hill, our Chief Operating Officer

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during fiscal year 2016, as reported in the compensation tables and accompanying narrative sections appearing on pages 18 to 30 of this proxy statement.

Overview of the Executive Compensation Process

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers other than the Chief Executive Officer. The Board of Directors is responsible for, and regularly reviews, the succession plan for our Chief Executive Officer. The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee has also been appointed by the Board of Directors to administer our equity compensation plans, which for fiscal year 2016 consisted of the 2007 Plan.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs. On November 19, 2015, the Compensation Committee recommended and the Board of Directors approved the establishment of a cash incentive compensation program for fiscal year 2016 (the “2016 Bonus Plan”) for certain of our employees including executive officers. As part of the establishment of the 2016 Bonus Plan, the Board also approved the target and maximum goals under the 2016 Bonus Plan, operational objectives for each executive officer, and the cash bonuses that executive officers may earn under the 2016 Bonus Plan based upon percentages of their respective salaries based upon the recommendation of the Compensation Committee.

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Our Compensation Philosophy

Our philosophy with respect to the compensation of executive officers is based upon the following principles, which are also applicable to compensation of all employees:

•	Base salaries should be set at levels that recognize the significant potential compensation opportunities available through performance based compensation; and

•	Performance-based compensation should constitute a significant portion of the executive’s overall compensation and be available to the executive when they individually deliver, and we as a company deliver, high performance.

The Compensation Committee reviews our compensation philosophy and our compensation programs regularly (no less than annually). The Compensation Committee’s review is two-fold: first, to ensure our philosophy and programs meet our objectives of providing compensation that attracts and retains superior executive talent and encourages our executive officers to achieve our business goals and second, to identify changes and trends in executive compensation policies and practices.

Use of Compensation Consultant and Role of Management

Under the Compensation Committee’s charter, the Compensation Committee has the authority to retain, at our expense, such independent counsel or other advisers as it deems necessary to carry out its responsibilities. The compensation consultant and any other adviser retained by the Compensation Committee report to the Compensation Committee. For fiscal year 2016, the Compensation Committee did not retain a compensation consultant. Instead, the Compensation Committee reviewed certain aspects of our historical compensation practices and other information against which it measured the competitiveness of our compensation of the named executive officers in fiscal year 2016.

In determining compensation for named executive officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all named executive officers, the awards under the cash incentive compensation program such as the 2016 Bonus Plan, discretionary bonuses, and equity awards. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals and the operational objectives under the 2016 Bonus Plan. No named executive officer, other than the Chief Executive Officer, has a role in establishing executive compensation. From time to time, the named executive officers are invited to attend meetings of the Compensation Committee. However, no named executive officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such named executive officer’s compensation.

2016 Compensation for Named Executive Officers

For the named executive officers, annual compensation consists of base salary, an annual cash bonus based on achievement of goals determined by the Compensation Committee, and long-term equity compensation. Ms. Beranek, who is both a director and a named executive officer, receives no compensation for her service as a Board member.

Base Salaries

On November 19, 2015, the Committee recommended and Board of Directors approved an increase in the annual base salaries of our executive officers of 8.7% to the following amounts: Ms. Cheryl Beranek, President and Chief Executive Officer, $306,969; Mr. John P. Hill, Chief Operating Officer, $306,969; and Mr. Daniel R. Herzog, Chief Financial Officer, $190,660.

In determining the base salaries, the Compensation Committee reviewed and discussed our budget for fiscal year 2016, including budgeted employee compensation expense. The Compensation Committee also reviewed the historical base salary information for each named executive officer, as well as the total cash compensation the named executive officers may have earned from the 2016 Bonus Plan. The Compensation Committee also considered publicly available compensation information against which it reviewed the competitiveness of base salaries.

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Design of and Payouts under the 2016 Bonus Plan

Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, the Compensation Committee adopted the 2016 Bonus Plan as our performance based compensation program.

Under the 2016 Bonus Plan, the Committee determined minimum, target and maximum performance goals relating to our revenue for fiscal year 2016, as well as the cash bonus that each executive officer could earn as a percentage of her or his base salary at the minimum, target and maximum level. Prior to the 2016 Bonus Plan, the Compensation Committee had previously selected the performance goal of income from continuing operations, excluding taxes, other income or expense, and any bonus amounts (“ICO”). The Compensation Committee had previously selected ICO to emphasize consistent profitability and cash accumulation. With the 2016 Bonus Plan, the Compensation Committee selected revenue in order to incentivize top line growth.

The following table shows the cash bonus as a percentage of salary that would be earned by each of the executive officer officers under the 2016 Bonus Plan upon our achievement of the minimum, target and maximum fiscal year 2016 revenue goals.

Executive Officer and Title	Bonus Opportunity Under 2016 Bonus Plan For Revenue Goal As a Percentage of Base Salary

	Minimum Goal Achieved	Target Goal Achieved	Maximum Goal Achieved
Cheryl Beranek President and Chief Executive Officer	30%	70%	120%

John P. Hill Chief Operating Officer	30%	70%	120%

Daniel R. Herzog Chief Financial Officer	10%	26%	40%

Under the 2016 Bonus Plan, the maximum cash bonus that could be earned by an executive officer will not exceed the maximum percentage of base salary stated above, even if our actual performance exceeds the maximum revenue performance goal.

In addition, the Compensation Committee recommended and the Board of Directors approved four equally weighted operational objectives under the 2016 Bonus Plan. The Compensation Committee selected these four operational objectives because they either support revenue growth or are necessary to support operations as a larger company. Under this aspect of the 2016 Bonus Plan, each of the executive officers could have earned an additional cash bonus, calculated as a percentage of her or his base salary, based upon achievement in fiscal year 2016 of the four operational objectives: Ms. Beranek, 30%; Mr. Hill, 30%; and Mr. Herzog, 10%. The amounts that could have been earned for achievement of these four operational objectives were subject to our achievement of the minimum fiscal year 2016 revenue performance goal and to our achievement of a minimum amount of 2016 ICO, which the Compensation Committee believed incentivized expense control in achievement of the operational objectives. If we failed to achieve both of these minimum fiscal year 2016 performance goals, the executive officers would not earn any amount in respect of the four operational objectives.

On November 4, 2016, the Compensation Committee determined the bonus pool amounts available under the 2016 Bonus Plan for all participants. We met the revenue goal set by the Compensation Committee and the executives met two of the four operational objectives at the 100% level, and two of the four operational objectives at the 50% level. We also achieved the minimum revenue and ICO performance goals for payout of operational objectives. Amounts from the bonus pool created by the 2016 Bonus Plan were allocated by our management among eligible non-executive officer employees and the Compensation Committee then allocated the remaining amounts to non-executive officer employees. On November 4, 2016, the Compensation Committee approved the following amounts as earned by the executive officers under the 2016 Bonus Plan: Ms. Beranek, $360,381; Mr. Hill, $360,381 and Mr. Herzog, $77,311. In addition, on November 4, 2016, the Compensation Committee determined in light of our financial results for fiscal year 2016 to approve an additional discretionary bonus to the named executive officers as follows: Ms. Beranek, $77,000; Mr. Hill, $77,000 and Mr. Herzog, $13,000.

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For the remaining two operational objectives, because these were met at the 50% level, the Compensation Committee determined that each executive will have an opportunity to earn 50% of the bonus amount attributable to these two objectives if they are met in fiscal year 2017. The Compensation Committee will determine whether these two objectives are met in fiscal year 2017. Amounts that may be earned in respect of these two objectives is as follows: Ms. Beranek, $23,023; Mr. Hill, $23,023 and Mr. Herzog, $4,766.

Long-Term Equity Compensation

The Compensation Committee may from time to time grant equity awards to executive officers for their performance during a fiscal year or on a case-by-case basis to reward particular aspects of performance during a fiscal year. The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.

In fiscal year 2016, the Compensation Committee granted restricted stock awards to the named executive officers as follows: Ms. Beranek, 25,641 shares; Mr. Hill, 25,641 shares; and Mr. Herzog, 17,094 shares. The restricted stock vests as to one-third of the shares on the first three anniversaries of the date of grant subject to the executive officer’s continued employment through each such date. In making the restricted stock awards, the Compensation Committee considered that no equity awards granted to the named executive officers in fiscal year 2015, as well as the equity compensation expense reflected in the fiscal year 2016 budget. The Compensation Committee determined to grant awards in the form of restricted stock because restricted stock awards allow Clearfield to deliver equity value to the named executive officers with a smaller dilutive impact to shareholders and more manageable compensation expense, as well as provides retentive value through long-term vesting without the potentially negative impact of the significant stock volatility we have experienced.

The Compensation Committee has delegated its authority to the Chief Executive Officer under the 2007 Plan to make grants of restricted stock and options to purchase our common stock to newly hired non-executive employees who are hired between scheduled meetings of the Compensation Committee. Further, the Chief Executive Officer’s authority is limited to grant equity awards, including options and restricted stock awards, of no more than 5,000 shares to any non-executive employee and she must advise the Compensation Committee at its next meeting of the terms of any such grant. In all other respects, equity awards granted pursuant to the Chief Executive Officer’s delegated authority shall have the terms and conditions applicable to equity awards specified in the 2007 Plan and consistent with the new-hire equity awards previously approved by the Committee. During fiscal year 2016, the Chief Executive Officer made awards for an aggregate of 8,500 shares of restricted stock under this delegation.

Employment Agreements and Change in Control Provisions

Ms. Beranek and Mr. Hill are parties to the same form of employment agreement with us. Ms. Beranek and Mr. Hill are also participants in a Code 280G Tax Gross Up Payment Plan (the “Tax Gross Up Plan”).

We believe that our management has contributed significantly to our growth and success in the industry and the Compensation Committee views the employment agreements as a means to assure our executive’s continuing services including, but not limited to, under circumstances in which there is a possible threatened or actual change in control of our company. The Compensation Committee believes the employment agreements help diminish the inevitable distraction of the executive by virtue of the personal uncertainties and risks created by a potential termination of employment; encourage the executive’s full attention and dedication to our company and to enhancing the value of our company for shareholders, including in the event of any threatened or impending change in control; and provide the executive with compensation and benefits arrangements upon termination of employment which are competitive with those of other potential employers.

The Compensation Committee approved the Tax Gross Up Plan in order to fulfill our obligation under the employment agreements with Ms. Beranek and Mr. Hill relating to an excise tax gross-up payment plan. The Compensation Committee believes that the Tax Gross Up Plan is appropriate primarily because it helps preserve the intended value of change in control related payments to the executives who would otherwise be subject to significant tax penalties due to the arbitrary nature of the Internal Revenue Code provisions relating to these types of payments and because it promotes fairness as between executives since the tax penalties can have significantly varying and arbitrary effects on an executive’s tax obligation depending on personal compensation history and decisions.

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See “Executive Compensation – Employment Arrangements with Named Executive Officers” for summaries of the employment agreements and Tax Gross Up Plan.

Consideration of 2014 Say-On Pay Vote

At the 2014 Annual Meeting of Shareholders, we asked our shareholders to cast an advisory vote on named executive officer compensation (the “say-on-pay” proposal). The say-on-pay proposal presented at the 2014 Annual Meeting of Shareholders received 94.5% approval by our shareholders. Based upon the voting results for the 2014 Annual Meeting say-on-pay proposal, the Compensation Committee believes that shareholders support our executive compensation programs and practices. Therefore, the Compensation Committee continued to apply the same principles in determining fiscal year 2016 compensation for the named executive officers.

Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended September 30, 2016 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2017 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Directors:

Ronald G. Roth (Chair)
Patrick Goepel
Donald R. Hayward

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Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during the last three fiscal years for (i) Cheryl Beranek, our President and Chief Executive Officer; (ii) Daniel R. Herzog, our Chief Financial Officer; and (iii) the one other executive officer of our company, John P. Hill, our Chief Operating Officer (together referred to as our “named executive officers”).

Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
Cheryl Beranek President and Chief Executive Officer	2016	$306,024	$77,000	$450,000	$360,381	$13,849	$1,207,254
	2015	282,400	—	—	250,000	13,091	545,491
	2014	281,689	100,000	561,000	255,981	12,373	1,211,043
Daniel R. Herzog Chief Financial Officer	2016	$190,073	$13,000	$300,000	$77,311	$7,705	$588,089
	2015	174,827	—	—	56,462	9,868	241,157
	2014	160,096	20,000	198,000	48,495	9,242	435,833
John P. Hill Chief Operating Officer	2016	$306,024	$77,000	$450,000	$360,381	$16,049	$1,209,454
	2015	283,027	—	—	250,000	14,550	547,577
	2014	268,027	80,000	561,000	242,475	13,343	1,164,845
(1)	Represents a bonus approved by the Compensation Committee as a discretionary increase to the cash bonus the named executive officer received under the cash bonus program for the fiscal year noted.

(2)	Represents the aggregate grant date fair value of restricted stock awards in the respective fiscal year, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation using the assumptions discussed in Note C, “Shareholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2016.

(3)	Represents bonuses paid to the named executive officers under our cash bonus program for the year noted, which are reported for the year in which the related services were performed.

(4)	Represents the following amounts:

Name	Year	Matching Contributions to 401(k) Plan	Term Life Insurance Premiums (1)
Cheryl Beranek	2016	$12,244	$1,605
	2015	11,486	1,605
	2014	10,768	1,605
Daniel R. Herzog	2016	$7,705	$—
	2015	9,868	—
	2014	9,242	—
John P. Hill	2016	$12,244	$3,805
	2015	11,945	2,605
	2014	10,738	2,605

(1)	Represents amounts paid by us for a term life insurance policy. Ms. Beranek’s policy began January 20, 2011, provides a $2 million benefit payable to Ms. Beranek’s estate upon her death, and expires in the year 2058. Mr. Hill’s policy began February 7, 2011, provides a $2 million benefit payable to Mr. Hill’s estate upon his death, and expires in the year 2061. We also have corresponding term insurance policies of each Ms. Beranek and Mr. Hill for $2 million each where the death benefit is payable to us.

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Grants of Plan-Based Awards in Fiscal Year 2016

The following table sets forth certain information concerning certain plan-based awards granted to the named executive officers during the fiscal year ending September 30, 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Cheryl Beranek	11/19/2015	$184,181	$306,969	$460,454
Daniel R. Herzog	11/19/2015	$38,132	$69,019	$95,330
John P. Hill	11/19/2015	$184,181	$306,969	$460,454

(1)	Represents bonuses that could have been earned by the named executive officers under our 2016 Bonus Plan if we achieved the minimum, target and maximum revenue performance goal and each of the four operational objectives. See the column of the Summary Compensation Table entitled “Non-Equity Incentive Plan Compensation” for the amounts actually earned under the 2016 Bonus Plan. For explanation of the 2016 Bonus Plan, refer to the description under the heading of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis – 2016 Compensation for Named Executive Officers – Design of and Payouts Under the 2016 Bonus Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning equity awards outstanding to the named executive officers at September 30, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
Cheryl Beranek (2)	—	—	—	—	17,000	$319,600
Cheryl Beranek (3)	—	—	—	—	34,000	$639,200
Cheryl Beranek (4)	—	—	—	—	25,641	$482,051
Daniel R. Herzog (5)	10,000	—	$3.30	11/20/2016
Daniel R. Herzog (2)	—	—	—	—	6,000	$112,800
Daniel R. Herzog (3)	—	—	—	—	12,000	$225,600
Daniel R. Herzog (4)	—	—	—	—	17,094	$321,367

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
John P. Hill (2)	—	—	—	—	17,000	$319,600
John P. Hill (3)	—	—	—	—	34,000	$639,200
John P. Hill (4)	—	—	—	—	25,641	$482,051

(1)	Value based on a share price of $18.80, which was the closing sales price of our common stock on The Nasdaq Stock Market on September 30, 2016, the last day of our fiscal year-end.

(2)	Restricted stock vests in annual installments of 20% per year for five years beginning August 23, 2013.

(3)	Restricted stock vests in annual installments of 10% per year for ten years beginning August 21, 2015.

(4)	Restricted stock vests as to one-third of the shares on the first three anniversaries of the date of grant beginning May 26, 2017.

(5)	Options vest in annual installments of 33% per year for three years beginning on November 20, 2009 with a seven year term.

2016 Options Exercised and Stock Vested

The following table sets forth certain information concerning options exercised and restricted stock vested during fiscal year 2016 for the named executive officers.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Cheryl Beranek	30,000	$297,900	21,250	$382,968
Daniel R. Herzog	20,000	$229,000	7,500	$135,165
John P. Hill	30,000	$278,400	21,250	$382,968

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the respective dates of exercise.

(2)	Represents the fair market value of the restricted stock that vested in fiscal year 2016, calculated as the market price on that day multiplied by the number of shares vested.

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Employment Arrangements with Named Executive Officers

Cheryl Beranek was appointed as our President and Chief Executive Officer effective June 28, 2007. Daniel R. Herzog was appointed our Interim Chief Financial Officer on February 18, 2011 and effective August 25, 2011, Mr. Herzog became our Chief Financial Officer on a full-time basis. John P. Hill was appointed as our Chief Operating Officer effective October 30, 2008.

On December 16, 2008, we entered into employment agreements with Ms. Beranek and with Mr. Hill. The employment agreements with the executives are described below. On November 18, 2010, we adopted the Code 280G Tax Gross Up Payment Plan (the “Tax Gross Up Plan”), which is also described below. Each of Ms. Beranek and Mr. Hill are participants in the Tax Gross Up Plan.

Mr. Herzog’s employment with us is “at will” and we do not have any agreement or other arrangement with Mr. Herzog relating to his employment or post-termination compensation.

The 2007 Plan provides that all stock options granted under the 2007 Plan will become fully exercisable and vested in the event of a “change in control” and will terminate 60 days thereafter, unless otherwise determined by the Board of Directors prior to the change in control. The agreement for restricted stock awards issued under the 2007 Plan also provides that all restrictions on the restricted stock will lapse upon a “change in control.” All outstanding options and awards of restricted stock held by the named executive officers were granted pursuant to the 2007 Plan.

See “Executive Compensation – Definitions of Employment Agreement and Plan Terms” for defined terms used in the description below of the employment agreements and in the 2007 Plan.

Description of Beranek and Hill Employment Agreements

Pursuant to the employment agreement with Ms. Beranek, she will serve as our President and Chief Executive Officer for an initial base salary of $220,000, subject to increase (or decrease, but not below the initial base salary of $220,000) pursuant to our normal practices for our executives. In addition to the base salary, Ms. Beranek is eligible to earn, for each fiscal year during the period of her employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time. However, Ms. Beranek’s target annual bonus must be 60% of her base salary for that year, and her maximum annual bonus must be 150% of base salary for that year. Ms. Beranek is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

Pursuant to the employment agreement with Mr. Hill, he will serve as our Chief Operating Officer for an initial base salary of $170,000, subject to increase (or decrease, but not below the initial base salary of $170,000) pursuant to our normal practices for our executives. In addition to the base salary, Mr. Hill is eligible to earn, for each fiscal year of during the period of his employment, an annual cash performance bonus with the amount of the annual bonus and the target performance goals applicable to the annual bonus determined in accordance with the terms and conditions of the bonus plan as in effect from time to time. However, Mr. Hill’s target annual bonus must be 40% of his base salary for that year, and his maximum annual bonus must be 150% of base salary for that year. Mr. Hill is also entitled to participate in our welfare benefit plans, fringe benefit plans and is entitled to receive paid vacation in accordance with the policies applicable to our senior executives.

The executive’s employment will continue until it is terminated by us or by the executive in accordance with the terms of the employment agreement. The employment agreements each have a term ending on December 16, 2011 except that the employment agreements will automatically renew for successive one year periods unless either the executive or we elect not to extend the term by at least sixty days’ written notice. In addition, the executive’s employment will terminate automatically upon death or “disability” as defined in the agreement.

We may terminate either executive’s employment for “cause” (as defined in the employment agreement) or without cause. We must provide the executive with a notice of termination for cause specifying the facts providing a basis for the termination and the date of termination, which may not be less than thirty days from the date notice is provided. The executive may terminate her or his respective employment for “good reason” (as defined in the employment agreement) or without good reason, provided that in the case of a termination for good reason, the executive must terminate her or his employment within 180 days following the lapse of the period for our cure of the event constituting good reason unless we have fully corrected the event constituting good reason prior to the date of termination. A reduction in the executive’s annual base salary or target annual bonus or our material breach of its obligations under the agreement will constitute a good reason only if the executive provides us with a written notice of the event within ninety days of its occurrence and we fail to remedy the event within thirty days of our receipt of the notice. Further, in the case of the executive’s termination for good reason, the executive must provide us with a notice of termination specifying the facts providing a basis for the termination and the date of termination, which may not be less than thirty days from the date notice is provided.

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If the executive’s employment is terminated by us for cause or by the executive without good reason, we will have no further obligations to the executive under the employment agreement other than the obligation to pay to the executive the earned but unpaid base salary, any pro-rated annual bonus required to be paid to the executive, and to provide the other welfare plan or fringe benefits in accordance with the provisions of the applicable plan.

In the event of death or disability, we will be obligated to pay to the executive’s estate or beneficiaries or the executive, the earned but unpaid base salary and other accrued obligations when due under Minnesota law, a payment equal to the executive’s base salary in a lump sum within twenty days following the termination date (but if the termination is due to disability, no later than March 15 of the calendar year following the calendar year in which the executive suffers the disability), any pro-rated annual bonus required to be paid to the executive at the time when annual bonuses are paid to our other senior executives, and if any of the executive’s qualified beneficiaries makes an election to continue in our group health plans, we will pay the premium for the coverage for the earlier of one year from the date of termination or the date on which the qualified beneficiary is no longer eligible for such coverage.

If the executive’s employment is terminated by us without cause or by the executive for good reason, or if we elect not to renew the term of the employment agreement, the executive will be entitled to the following severance payments and benefits:

•	The executive will be paid in two lump sum payments:

o	the executive’s earned but unpaid base salary and accrued but unpaid vacation through the date of termination and any prorated annual bonus required to be paid for the fiscal year that ends on or before the date of termination to the extent not previously paid, and

o	a severance amount equal to two times the sum of the executive’s annual base salary in effect of the date of termination plus average bonus over the prior three years;

•	The executive will receive the executive’s prorated annual bonus for the year in which the termination occurs, payable at the time bonuses are paid to the other senior executives;

•	We will pay premiums for the executive’s continuing coverage group health plans (medical, dental, and vision) until the earlier of one year from the date of termination or the date on which the executive is no longer eligible for such coverage;

•	Any unvested stock options shall become vested in full; and

•	We will timely pay or provide any vested benefits or other amounts or benefits required to be paid or provided that the executive is eligible to receive on the date of termination under any plan, contract or agreement.

If a change in control occurs during the employment period, we will pay the executive a lump sum amount equal to the executive’s base salary in effect on the date of the change in control. If the executive’s employment is terminated by us without cause or by the executive for good reason or without good reason within one year after the effective date of the change in control, then the executive will also be entitled to receive the payments and benefits outlined in the five bullet points above, except that for the purposes of calculating the executive’s average bonus over the prior three years, the amount will be the greater of (a) the average annual bonus received by the executive for the three complete fiscal years as our chief executive officer/chief operating officer (or such lesser number of years as the executive has been employed in that position) immediately prior to the date of the change in control, and (b) the amount representing the executive’s base salary in effect on the date of the change in control.

Under the terms of the 2007 Plan and related award agreements, all outstanding options will become fully exercisable upon and vested and all restrictions on restricted stock will lapse upon a “change in control.” In addition, our employment agreements with the executives provide that in the event of such a termination of the executive’s employment, all outstanding stock options, restricted stock and other equity awards granted to the executive under any of our equity compensation plans (or substitute awards covering the securities of the successor company) will become immediately vested and exercisable in full.

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Further, in the event it is determined that any payment to the executive under the employment agreement would be subject to an excise tax, then the executive may be entitled to receive an additional payment under the excise tax gross-up payment plan provided to our senior executives. To the extent any payment or commencement of a payment under the employment agreement and other payment or benefits would result in accelerated or additional tax under Section 409A of the Internal Revenue Code, as amended, we will defer such payments until the earlier of the first day of the seventh month following the date of termination of the executive’s employment or the executive’s death and such deferred payments will be paid in one lump sum, without interest, at such time.

Each of the employment agreements contains provisions relating to non-competition, non-solicitation, protection of our confidential information and assignment of inventions.

Description of Tax Gross Up Plan

On November 18, 2010, the Compensation Committee recommended, and the Board of Directors approved, the Tax Gross Up Plan in order to fulfill our obligation under the employment agreements with Ms. Beranek and Mr. Hill relating to an excise tax gross-up payment plan.  Ms. Beranek and Mr. Hill are the only persons participating in the Tax Gross Up Plan. The Tax Gross Up Plan requires us to reimburse the executive, on an after-tax basis, for any excise taxes payable by the executive pursuant to Section 4999 of the Internal Revenue Code with respect to any payments under the employment agreements or any other agreement or plan between us and the executive officer that is triggered upon a change in control.  The Tax Gross Up Plan also sets out procedures for determining the amount of the tax gross-up payment and resolving any disputes relating to the payment or payment obligation, as well the process and timing for any payments required by the Tax Gross Up Plan.

The Tax Gross Up Plan may be amended from time to time by the Board of Directors.  However, no amendment that adversely affects any executive whose employment agreement provides for a tax gross-up payment governed by the Tax Gross Up Plan will be effective unless each such executive consents in writing to such amendment.  The Tax Gross Up Plan will terminate at such time as all employment agreements between us and any executive that provides for a tax gross-up payment governed by the Tax Gross Up Plan terminate or expire in accordance with their respective terms without further liability for the tax gross-up payment.

Summary of Post Employment and Change in Control Payments

If the employment of Ms. Beranek or Mr. Hill was terminated by us without cause or by the executive for good reason as of September 30, 2016 or if we elected not to renew the employment agreement with the executive as of September 30, 2016, we estimate that the value of the benefits under our employment agreements with these executives would have been as follows based upon the executive’s respective salaries for fiscal year 2016, the annual bonus amounts at actually earned for fiscal year 2016, the average bonus over the three fiscal years prior to September 30, 2016 (fiscal years 2015, 2014 and 2013) and the executive’s stock option holdings at September 30, 2016:

	Termination Without Cause, For Good Reason or Non-Renewal
	Cheryl Beranek	John P. Hill
Fiscal Year 2016 Bonus	$437,381	$437,381
Severance Amount	$1,351,259	$1,328,921
Insurance Premiums	$13,892	$13,892
Total	$1,802,532	$1,780,194

Mr. Herzog’s employment with us is “at will” and accordingly, he would not be entitled to any payments or benefits in the event his employment were terminated by us or by him for any reason, including following a change in control.

If a change in control occurred as of September 30, 2016, we estimate that the value of the benefits under our employment agreements with Ms. Beranek and Mr. Hill and under the 2007 Plan based upon the executive’s respective salaries for fiscal year 2016 and based upon the executive’s respective stock option and restricted stock holdings at September 30, 2016 would have been as follows:

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	Change in Control (Without Termination of Employment)
	Cheryl Beranek	John P. Hill
Base Salary Payment	$306,969	$306,969
Value of Accelerated Lapse of Restrictions on Restricted Stock (1)	$1,440,851	$1,440,851
Total	$1,747,820	$1,747,820

(1)	Value based on a share price of $18.80, which was the closing sales price for a share of our common stock on the Nasdaq Stock Market on September 30, 2016. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated.

In calculating the amounts described above, we determined that the executive would not be subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code on the payments and value of other benefits to the executive officers that are triggered upon a change in control. Accordingly, the above calculations do not give effect to the reimbursement of the executive of excise taxes under the Tax Gross Up Plan described above.

If a change in control occurred as of September 30, 2016, the value of accelerated vesting of Mr. Herzog’s restricted stock would have been $659,767, calculated in the same manner as described in footnote 1 above.

If the employment of Ms. Beranek or Mr. Hill was terminated without cause or for good reason or without good reason as of September 30, 2016 within one year of a change of control (for the purposes of the table below, the change of control is assumed to also have occurred on September 30, 2016), we estimate that the value of the benefits under our employment agreements with these executives and under the 2007 Plan that would be triggered by these events would have been as follows based upon (i) base salary for fiscal year 2016, (ii) annual bonus amount for fiscal year 2016 actually earned, (iii) the average bonus over the three fiscal years prior to September 30, 2016 (fiscal years 2015, 2014 and 2013), and (iv) the executive’s respective stock option and restricted stock holdings at September 30, 2016:

	Triggered by Termination Without Cause or For Good Reason or Without Good Reason Within 1 Year of a Change in Control
	Cheryl Beranek	John P. Hill
Base Salary Payment Triggered by Change of Control	$306,969	$306,969
Fiscal Year 2016 Bonus	$437,381	$437,381
Severance Amount	$1,351,259	$1,328,921
Value of Accelerated Lapse of Restrictions on Restricted Stock (1)	$1,440,851	$1,440,851
Insurance Premiums	$13,892	$13,892
Excise Tax Reimbursement	$1,168,572	$1,123,993
Total	$4,718,924	$4,652,007

(1)	Value based on a share price of $18.80, which was the closing sales price for a share of our common stock on the Nasdaq Stock Market on September 30, 2016. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated.

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If the employment of Ms. Beranek or Mr. Hill was terminated as of September 30, 2016 by reason of death or disability, we estimate that the value of the benefits under our employment agreements with these executives would have been as follows based upon base salary for fiscal year 2016 and annual bonus amount for fiscal year 2016 actually earned:

	Termination By Reason of Death or Disability
	Cheryl Beranek	John P. Hill
Base Salary Payment	$306,969	$306,969
Fiscal Year 2016 Bonus Payment	$437,381	$437,381
Insurance Premiums	$13,892	$13,892
Total	$758,242	$758,242

Definitions of Employment Agreement and Plan Terms

The terms “disability,” “cause,” “good reason,” and “change in control,” used in the employment agreements with Ms. Beranek and Mr. Hill are defined as follows where the “Executive” means Ms. Beranek or Mr. Hill and the “Company” means Clearfield, Inc.:

Term	Definition
Disability

A physical or mental illness which renders Executive unable to perform her/his essential duties for ninety (90) consecutive days or a total of one hundred and eighty (180) days in any twelve (12) month period with or without reasonable accommodations, or unable to perform those duties in a manner that would not endanger her/his health or safety or the health or safety of others even with reasonable accommodations.

The existence of a Disability shall be determined through the opinion (to a reasonable medical certainty) of an independent physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive’s legal representative. The Company is not, however, required to make unreasonable accommodations for Executive or accommodations that would create an undue hardship for the Company.

Cause

(i)    The Executive’s willful failure to perform or gross negligence in performing her/his duties owed to the Company (other than such failure resulting from the Executive’s Disability or any such actual failure after her/his issuance of a Notice of Termination for Good Reason), which continues after thirty (30) days following a written notice delivered to the Executive by the Board, which notice specifies such willful failure or gross negligence;

(ii)   The Executive’s commission of an act of fraud or dishonesty in the performance of her/his duties;

(iii)   The Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, any felony or a misdemeanor involving moral turpitude;

(iv)   Any material breach by the Executive of any fiduciary duty or duty of loyalty owed to the Company; or

(v)   The Executive’s material breach of any of the provisions of this Agreement which is not cured within thirty (30) days following written notice thereof from the Company.

Good Reason

The occurrence of any one or more of the following events without the Executive’s prior written consent, provided that the Executive terminates her/his employment within one hundred and eighty (180) days following the lapse of the Company’s cure period described below as to one or more of such events and unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) prior to the Date of Termination:

(i)    The Company’s reduction of the Executive’s annual base salary below the initial Base Salary or reduction in the Executive’s target annual bonus;

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Term	Definition

(ii)   The Company’s material change of the Executive’s duties in a manner inconsistent with the Executive’s position, authority, duties or responsibilities as contemplated by Section 2(a) or other action by the Company which materially diminishes such position, authority, duties or responsibilities, excluding for this purpose isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof from Executive;

(iii)   The relocation of the Company’s offices at which Executive is principally employed to a location more than 50 miles from such offices;

(iv)   The failure of a successor to the Company to (A) assume and agree to perform the obligations of the Company hereunder, or (B) replace this Agreement with an employment contract of substantially similar terms acceptable to the Executive and no less favorable than those terms provided to an acquiring Company’s executive officers; or

(v)   The Company’s material breach of its obligations under the Agreement.

Notwithstanding any other provision of this Section 3(e), the occurrence of any event described in Section 3(e)(i) or (v) shall constitute Good Reason only if (A) the Executive provides written notice to the Company of the occurrence of such event within ninety (90) days of the initial occurrence of such event, and (B) the Company fails to remedy the event described in the Executive’s written notice within thirty (30) days of the Company’s receipt of such notice.

Change in Control

Change in Control as defined in the Company’s 2007 Stock Compensation Plan as in effect on December 16, 2008, but excluding from such definition Section 8(b)(ii) thereof, which means the happening of any of the following:

(i)    A majority of the directors of the Company shall be persons other than persons

(A)    For whose election proxies shall have been solicited by the Board, or

(B)    Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(iii)    The shareholders of the Company approve a definitive agreement or plan to

(A)    Merge or consolidate the Company with or into another corporation other than

(1)    a merger or consolidation with a subsidiary of the Company or

(2)    a merger in which

(a)   the Company is the surviving corporation,

(b)    no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

(c)    the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d)    if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

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Term	Definition

(B)    exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C)    sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D)    liquidate or dissolve the Company.

The term “change in control,” as used in the 2007 Plan means the happening of any of the following:

(i)       A majority of the directors of the Company shall be persons other than persons

(A)       For whose election proxies shall have been solicited by the Board, or

(B)       Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(ii)       30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

(iii)       The shareholders of the Company approve a definitive agreement or plan to

(A)       Merge or consolidate the Company with or into another corporation other than

(1)       a merger or consolidation with a subsidiary of the Company or

(2)       a merger in which

(a)       the Company is the surviving corporation,

(b)       no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters' rights),

(c)       the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d)       if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

(B)       exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C)       sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D)       liquidate or dissolve the Company.

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DIRECTOR COMPENSATION

For services in our fiscal year 2016, each non-employee director received a retainer of $10,000 and the chair of the Audit Committee received an additional retainer of $2,500.

On February 26, 2016, the first business day following the 2016 Annual Meeting of Shareholders, Messrs. Roth, Goepel, Hayssen and Hayward, the non-employee directors elected at the 2016 Annual Meeting, received a restricted stock award of 678 shares under the 2007 Plan. The restricted stock award had a value of approximately $10,000 as of the date of the grant and the restrictions will lapse on the restricted stock one day prior to this 2017 Annual Meeting of Shareholders.

On July 14, 2016, upon being elected as a director by the Board of Directors, Roger Harding received a restricted stock award of 550 shares under the 2007 Plan. The restricted stock award has a value of approximately $10,000 as of the date of the grant and the restrictions will lapse on the restricted stock one day prior to this 2017 Annual Meeting of Shareholders.

On November 17, 2016, the Board of Directors approved, based on the recommendation of the Compensation Committee, an award of restricted stock to each non-employee director elected at the Annual Meeting. The restricted stock award will be granted on the first business day after the Annual Meeting and have a value of $12,500 as of the date of grant. The restricted stock award will be granted under the 2007 Plan, and vest one day prior to the 2018 Annual Meeting of Shareholders.

The following table shows for fiscal year 2016, the cash and other compensation earned or paid by us to each of our Board members:

Name	Fees Earned or Paid in Cash ($) (1)	Restricted Stock Awards ($) (2)	Total ($)
Ronald G. Roth	$10,000	$9,987	$19,987
Patrick Goepel	10,000	$9,987	$19,987
Roger Harding	10,000	$9,988	$19,988
Charles N. Hayssen	12,500	$9,987	$22,487
Donald R. Hayward	10,000	$9,987	$19,987

(1)	Represents cash retainer for fiscal year 2016 as described above.

(2)	Represents the aggregate grant date fair value of the restricted stock award described above, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of the restricted stock award is determined as the average price of our stock on the date of grant as discussed in Note C, “Shareholders’ Equity,” in the notes to financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2016.

The aggregate number of stock options outstanding at September 30, 2016 held by directors was: Mr. Roth, no shares; Mr. Goepel, no shares; Mr. Harding, no shares; Mr. Hayssen, 4,900 shares; Mr. Hayward, no shares; and Ms. Beranek, no shares.

Cheryl Beranek, who served as our director and an executive officer in fiscal year 2016, received no compensation for Board or committee service during fiscal year 2016.

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PROPOSAL 5:
APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of Baker Tilly Virchow Krause, LLP as our independent registered public accountants for ratification. In the event the shareholders do not ratify the reappointment of Baker Tilly Virchow Krause, LLP, the Audit Committee will reconsider the selection.

Vote Required for Proposal 5

Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 5.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 5: Appointment of Baker Tilly Virchow Krause, LLP
_______________________

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Audit Committee selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017. The Audit Committee has asked the shareholders to ratify the appointment of Baker Tilly Virchow Krause, LLP for the fiscal year ended September 30, 2017 in Proposal 5.

Representatives of Baker Tilly Virchow Krause, LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Accountant Fees and Services

The following table summarizes the fees billed to us by Baker Tilly Virchow Krause, LLP for professional services rendered for the fiscal years ended September 30, 2016 and September 30, 2015:

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$152,322	$131,577
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total Fees	$152,322	$131,577

Audit Fees.  This category consists of fees billed or estimated to be billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, or other services normally provided by the auditor in connection with statutory and regulatory filings or engagements for the respective fiscal years.

Audit-Related Fees.  This category consists of fees billed to us for professional services for assurance and related services by the auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

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Tax Fees.  This category consists of fees billed to us by the auditor for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the respective fiscal years.

All Other Fees.  There were no fees for fiscal year 2016 or fiscal year 2015 other than those described above.

Audit Committee Pre-Approval Procedures

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors. Under this policy, the Audit Committee has delegated to its Chair the authority to pre-approve any engagement or service not exceeding $10,000. Any proposed service exceeding $10,000 will require pre-approval by the entire Audit Committee. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve categories of services or specific services to be provided by the independent auditor with the pre-approval having a term of 12 months unless the Audit Committee specifically provides for a different period. The policy prohibits pre-approval of certain non-audit services that may not be provided by the independent auditor under SEC rules. All of the services described above for fiscal year 2016 were pre-approved by the Audit Committee before Baker Tilly Virchow Krause, LLP was engaged to render the services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since the beginning of fiscal year 2016, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

In addition, in December 2009, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest.  Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers and director compensation to be reported in our proxy statement;
•	ordinary course business travel and expenses, advances and reimbursements;
•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification
•	any transaction with another company where the related party is an employee, director or beneficial owner of that other company, if the aggregate amount involved does not exceed $50,000;
•	transactions in which our shareholders receive proportional benefits; and
•	regulated transactions at rates or charges fixed in conformity with law or governmental authority and transactions involving certain banking related services.

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The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction.  If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction.  The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;
•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
•	whether the related party transaction is material to us;
•	the role the related party has played in arranging the transaction;
•	the structure of the related party transaction;
•	the interests of all related parties in the transaction;
•	the extent of the related party’s interest in the transaction; and
•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of a class of our equity securities, are required to report their ownership of our equity securities and any changes in such ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ending September 30, 2016.

Based upon information provided by our officers and directors, we believe that all officers, directors and 10% shareholders filed all reports on a timely basis in fiscal year 2016.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINEES
FOR 2018 ANNUAL MEETING

Clearfield’s 2018 Annual Meeting of Shareholders is expected to be held on February 22, 2018, and proxy materials in connection with that meeting are expected to be mailed on or about January 8, 2018.

The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2018 Annual Meeting of Shareholders, the proposal prepared in accordance with the proxy rules must be received by the Secretary of Clearfield, Inc. in writing at our corporate offices, 7050 Winnetka Avenue North, Suite 100, Brooklyn Park, Minnesota 55428, no later than September 12, 2017.

The bylaws contain advance notice requirements relating to director nominations by shareholders and shareholder proposals. Under the bylaws, to be timely, a shareholder’s notice with respect to an annual meeting must be received at the principal executive office of the Company not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders, or no later than October 12, 2017 and no earlier than September 12, 2017. The shareholder’s notice must set forth certain information with respect to the shareholder who intends to make the nomination or bring such matter before the meeting and the nominee or the business desired to be conducted.

In addition, if we receive notice of a shareholder proposal after November 26, 2017, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2018 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

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OTHER BUSINESS

At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Ronald G. Roth

Chairman of the Board of Directors

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Appendix a

CLEARFIELD, INC.

2007 STOCK COMPENSATION PLAN

1.	Purpose; Definitions.

The purpose of the this 2007 Stock Compensation Plan (the “Plan”) is to enable Clearfield, Inc. (the “Company”), and its Parents, Subsidiaries, and Affiliates, to attract, retain, and reward employees, directors and service providers and to strengthen the mutuality of interests between them and the Company’s shareholders, by offering stock options and/or other equity-based incentives.

In addition to definitions that may be contained elsewhere in the Plan, for purposes of the Plan, the following terms shall be defined as set forth below:

(a)          “Affiliate” means any entity other than the Company and its Parents and Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)          “Award” means any Option, Stock Appreciation Right, or Other Stock-Based Award, or any other right, interest, or option relating to Stock or other securities of the Company granted pursuant to the provisions of the Plan.

(c)           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

(d)          “Board” means the Board of Directors of the Company.

(e)           “Change in Control” shall have the meaning set forth in Section 8(b) below.

(f)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)          “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board. Where the Board has retained administrative authority with respect to the Plan, references herein to the “Committee” shall refer to the Board.

(h)          “Company” means Clearfield, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

(i)            “Disability” means disability as determined under procedures established by the Committee for purposes of the Plan or, as applied to Incentive Stock Options, as defined in Section 22(e)(3) of the Code.

(j)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)           “Fair Market Value” means as of any given date, unless otherwise determined by the Committee in good faith, the closing bid price of the Stock as reported in the over-the-counter market or, if the Stock is then traded on NASDAQ or a national or regional securities exchange, the closing price of the Stock on NASDAQ or such exchange.

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(l)           “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(m)         “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n)          “Other Stock-Based Award” means an Award under Section 7 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(o)          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of an Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(p)          “Participant” means any person who is selected by the Committee to receive an Award under the Plan and who is an employee (including an officer), a member of the Board, or an independent contractor, consultant or other service provider of the Company or of any Subsidiary, Parent, or Affiliate.

(q)           “Plan” means this 2007 Stock Compensation Plan, as hereafter amended from time to time.

(r)           “Stock” means the common stock, $.01 par value per share, of the Company.

(s)           “Stock Appreciation Right” or “SAR” means the right to receive a payment in cash or Stock as determined by the Committee.

(t)           “Stock Option” or “Option” means any option to purchase shares of stock granted pursuant to Section 5 below.

(u)          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.	Administration.

The Plan shall be administered by a Committee of not fewer than two members of the Board, who shall be appointed by the Board and serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer the Plan, or to the extent that the Board retains authority to administer the Plan under specified circumstances. As to the selection of and grants of Awards to persons who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibilities to members of the Company’s administration. The grants of Awards and determination of the terms thereof to persons who are subject to Sections 16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

The Committee shall have full power and authority, consistent with the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board:

(a)            to select the Participants whom Awards may from time to time be granted hereunder;

(b)           to determine the type or types of Awards to be granted to Participants hereunder;

(c)           to determine the number of shares of Stock to be covered by each Award granted hereunder:

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

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(e)           to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Stock or other property or canceled or suspended;

(f)            to determine whether, to what extent, and under what circumstances cash, Stock, and other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(g)           to interpret and administer the Plan and any instrument or agreement entered into thereunder;

(h)           to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of the Plan; and

(i)            to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Members of the Board and of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

Decisions of the Committee shall be made in the Committee’s sole discretion and shall be final, conclusive, and binding on all persons, including the Company, any Participant, any shareholder, and any employee of the Company or any Parent, Subsidiary, or Affiliate.

3.	Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,500,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to the possible adjustments described in the last paragraph of this Section 3, the total number of shares of Stock reserved and authorized for issuance upon exercise of Incentive Stock Options shall be 3,500,000. To the extent that such shares are not used for Incentive Stock Options, they shall be available for other Awards to be granted under the Plan.

If any shares of Stock subject to an Award are not issued to a Participant because an Option or SAR is not exercised or an Award is otherwise forfeited or any such Award otherwise terminates without a payment being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with future Awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Any such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.	Eligibility.

Participants selected by the Committee shall be eligible for the grant of Awards under the Plan, but no Participant shall have the right to be granted an Award under the Plan merely as a result of his or her status as an employee, member of the Board, or service provider.

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5.	Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Options may be issued with or without Stock Appreciation Rights.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Exercise Price. Except as provided in Section 5(i), the exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

(b)          Option Term. Except as provided in Section 5(i) hereof, the term of each Stock Option shall be fixed by the Committee.

(c)          Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Sections 5(f), (g), and (h) and Section 8, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)          Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period. Payment of the exercise price may be made by check, note (if approved by the Board), or such other instrument or method as the Committee may accept. If so provided in the related Award Agreement, payment in full or in part may also be made by delivery of Stock owned by the optionee for at least six months prior to the exercise of the Option (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). Payment of the exercise price may be made through exercise of either Tandem SARs or Freestanding SARs held by the optionee. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option after the optionee has given written notice of exercise, has paid in full for such Stock, and, if requested, has given the representation described in Section 11(a).

(e)           Nontransferability of Options. Subject to Section 5(i) hereof, unless otherwise provided in the related Award Agreement, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder, and all Stock Options shall be exercisable during the optionee’s lifetime only by the optionee.

(f)           Termination by Death. Subject to Section 5(i), if an optionee’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the optionee’s estate or by any person who acquired the Option by will or the laws of descent and distribution, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)           Termination by Reason of Disability. Subject to Section 5(i), if an optionee’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), until the expiration of the stated term of such Stock Option (unless otherwise specified by the Committee at the time of grant); provided, however, that, if the optionee dies prior to such expiration (or within such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

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(h)           Other Termination. Subject to Section 5(i), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by the Company or any Subsidiary, Parent, or Affiliate terminates for any reason other than death or Disability, the Stock Option shall be exercisable, to the extent otherwise then exercisable, for the lesser of three months from the date of termination of employment or the balance of such Stock Option’s term.

(i)             Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. To the extent required for “incentive stock option” status under Section 422 of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements and court decisions), the Plan shall be deemed to provide as follows:

(i)         Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

(ii)        The exercise price of any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock as of the date of grant (110% for an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iii)       The maximum term of exercise for any Incentive Stock Option shall not exceed ten years (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary).

(iv)       Incentive Stock Options shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable, during the optionee’s lifetime, only by the optionee.

(v)        If a Participant’s employment is terminated by reason of death or Disability and the portion of any Incentive Stock Option that becomes exercisable during the post-termination period specified in Section 5(f) or (g) hereof exceeds the $100,000 limitation contained in Section 422(d) of the Code, such excess shall be treated as a Nonqualified Stock Option.

(vi)       If the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that exceeds the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Nonqualified Stock Option.

(j)            No Tandem Options. Options consisting of both an Incentive Stock Option and a Nonqualified Stock Option shall not be granted under the Plan.

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6.	Stock Appreciation Rights.

(a)           Grant and Exercise. Stock Appreciation Rights may be granted either alone (“Freestanding SAR”) or in addition to other Awards granted under the Plan and may, but need not, relate to all or part of any Stock Option granted under the Plan (“Tandem SAR”). In the case of a Nonqualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Stock Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Tandem SAR is granted with respect to less than the full number of shares covered by a related Stock Option. Stock Options relating to exercised Tandem SARs shall no longer be exercisable to the extent that the related Tandem SARs have been exercised. A Stock Appreciation Right may be exercised, subject to section 6(b), in accordance with the procedures established by the Committee for such purpose and as set forth in the related Award Agreement. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b)           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)         The exercise price of a Tandem SAR shall be the exercise price of the related Option. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the date of grant of the Freestanding SAR. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of Stock attributable to an SAR at any time prior to its exercise.

(ii)        Stock Appreciation Rights shall be exercisable only at such time or times and to the extent provided in the related Award Agreement; provided, however, that the exercise provisions of an SAR granted in tandem with an Incentive Stock option shall be the same as the related Option.

(iii)       Upon the exercise of a Stock Appreciation Right, the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock on the date of exercise, or such other date as the Committee shall specify in the Award Agreement, over the exercise price per share specified in the related Award Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the Stock on the date of exercise.

(iv)       Unless otherwise provided in the related Award Agreement, Stock Appreciation Rights shall not be transferable except under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the Participant only by the Participant.

(v)        Upon the exercise of a Stock Appreciation Right, any related Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

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7.	Other Stock-Based Awards.

(a)           Administration. Other Awards of Stock or that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, performance shares, convertible preferred stock, convertible debentures, or exchangeable securities, may be granted either alone or in addition to or in tandem with Stock Options or Stock Appreciation Rights granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b)           Terms and Conditions. Unless otherwise provided in the related Award Agreement, Stock subject to Awards made under this Section 7 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the Stock is issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

The Participant shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

Any Award under Section 7 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

In the event of the Participant’s retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed with respect to any or all of an Award under this Section 7.

Each Award under this Section 7 shall be confirmed by, and subject to the terms of, an Award Agreement or other instrument entered into by the Company and the Participant.

Stock (including securities convertible into Stock) issued on a bonus basis under this Section 7 may be issued for no cash consideration. The purchase price of any Stock (including securities convertible into stock) subject to a purchase right awarded under this Section 7 shall be at least 85% of the Fair Market Value of the Stock on the date of grant.

8.	Change in Control Provisions.

(a)          Impact of Event. In the event of a “Change in Control” as defined in Section 8(b), any Award granted under the Plan shall become fully exercisable and vested, and shall terminate 60 days thereafter, unless otherwise determined by the Board of Directors prior to the “Change of Control.”

(b)          Definition of “Change in Control”. For purposes of Section 8(a), a “Change in Control” means the happening of any of the following:

(i)          A majority of the directors of the Company shall be persons other than persons

(A)         For whose election proxies shall have been solicited by the Board, or

(B)          Who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

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(ii)        30% or more of the outstanding voting stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act or any successor rule thereto) by any person (other than the Company or a subsidiary of the Company) or group of persons acting in concert (other than the acquisition and beneficial ownership by a parent corporation or its wholly-owned subsidiaries, as long as they remain wholly-owned subsidiaries, of 100% of the outstanding voting stock of the Company as a result of a merger which complies with paragraph (iii)(A)(2) hereof in all respects), or

(iii)        The shareholders of the Company approve a definitive agreement or plan to

(A)         Merge or consolidate the Company with or into another corporation other than

(1)          a merger or consolidation with a subsidiary of the Company or

(2)          a merger in which

(a)        the Company is the surviving corporation,

(b)        no outstanding voting stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash, securities, or other property (except (i) voting stock of a parent corporation owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the voting stock of the Company immediately after the merger and (ii) cash upon the exercise by holders of voting stock of the Company of statutory dissenters’ rights),

(c)        the persons who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting stock of the Company immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 70% of, respectively, the then outstanding common stock and the then outstanding voting stock of the surviving corporation or its parent corporation, and

(d)        if voting stock of the parent corporation is exchanged for voting stock of the Company in the merger, all holders of any class or series of voting stock of the Company immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their voting stock of the Company as all other holders of such class or series,

(B)          exchange, pursuant to a statutory exchange of shares of voting stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of voting stock of the Company for cash, securities, or other property,

(C)          sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions), or

(D)         liquidate or dissolve the Company.

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9.	Amendments and Termination.

The Board may amend, alter, discontinue, or terminate the Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Award theretofore granted without the Participant’s consent or which, without the approval of the Company’s shareholders, would:

(a)           except as expressly provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

(b)           authorize an increase in the total number of shares reserved for issuance upon exercise of Incentive Stock Options;

(c)           decrease the option price of any Incentive Stock Option to less than 100% of the Fair Market Value on the date of grant;

(d)           permit the issuance of Stock prior to payment in full therefor;

(e)           change the class of Participants eligible to participate in the Plan;

(f)            extend the maximum option period under Section 5(i) of the Plan; or

(g)           extend the term of the Plan under Section 13.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the vested rights of any holder without the holder’s consent. The Committee may also substitute new Stock options for previously granted Stock Options (on a one-for-one or other basis), including previously granted Stock options having higher option exercise prices.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

10.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

11.	General Provisions.

(a)           The Committee may require each person purchasing shares pursuant to a Stock Option or receiving shares pursuant to any other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any over-the-counter market on which the Stock is quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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(b)           The Committee may at any time offer to buy out for a payment in cash or Stock an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(c)            Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(d)            Neither the adoption of the Plan nor the grant of any Award hereunder shall confer upon any employee of the Company or any Subsidiary, Parent, or Affiliate any right to continued employment with the Company or a Subsidiary, Parent, or Affiliate, as the case may be, or interfere in any way with the right of the Company or a Subsidiary, Parent, or Affiliate to terminate the employment of any of its employees at any time.

(e)            No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Subsidiary, Parent, or Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. If so provided in the related Award Agreement, a Participant may authorize the withholding of shares of Stock otherwise deliverable upon exercise of an option or the grant or vesting of an Award to satisfy any tax obligations arising from such exercise, grant, or vesting.

(f)             The actual or deemed reinvestment of dividends or dividend equivalents in additional Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan Awards).

(g)            To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

(h)           Unless otherwise provided in the related Award Agreement, no rights granted hereunder may be assigned, transferred, pledged, or hypothecated (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process, and any attempted assignment, transfer, pledge, hypothecation, or other disposition or levy of attachment or similar process upon any such right will be null and void and without effect.

(i)            If any term, provision, or portion of the Plan or any Award granted hereunder shall be deemed unenforceable or in violation of applicable law, such term, provision, or portion of the Plan or the Award shall be deemed severable from all other terms, provisions, or portions of the Plan or the Award or any other Awards granted hereunder, which shall otherwise continue in full force and effect.

12.	Effective Date of Plan.

The Plan, as amended by the Board on December 23, 2016, shall be effective as of December 23, 2016 subject to the approval of the Plan by the Company’s shareholders at the annual meeting of shareholders next following such date. Any grants made under the Plan prior to such effective date shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, approval of the Plan by the Company’s shareholders.

13.	Term of Plan.

No Award shall be granted under the Plan on or after the earlier of: (a) the tenth (10th) anniversary of the effective date of the Plan or (b) the date on which all of the Stock reserved under Section 3 of the Plan has been issued or is no longer available for use under the Plan.

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No Incentive Stock Option shall be granted pursuant to the Plan on or after the term of the Plan, but Incentive Stock Options granted prior to the term may extend beyond that date. All other Awards may be granted at any time and for any period unless otherwise provided by the Plan.

14.	Forfeiture and Recoupment.

(a)           Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award, including any payment or Stock received upon exercise or in satisfaction of the Award under the Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company or any Subsidiary, Parent or Affiliate, including facts and circumstances discovered after termination of service.

(b)          The Company shall require the Chief Executive Officer and Chief Financial Officer of the Company to disgorge bonuses, other incentive- or equity-based compensation, and profits on the sale of Stock received within the 12-month period following the public release of financial information if there is a restatement of such financial information because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law. The operation of this subsection (b) shall be in accordance with the provisions of Section 302 of Sarbanes-Oxley Act and any applicable guidance.

(c)           The Company shall require each current and former executive officer to disgorge bonuses, other incentive- or equity-based compensation received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The amount to be recovered shall be the percentage of incentive compensation, including equity awards, in excess of what would have been paid without the restated results. The operation of this subsection (c) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(d)           The Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Award Agreement, whether the Company shall effect any such recoupment: (i) by seeking repayment from the Participant; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices; (iv) by a holdback or escrow (before or after taxation) of part or all of the Stock, payment or property received upon exercise or satisfaction of the Award; or (v) by any combination of the foregoing.

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Board Approved:	June 8, 2006
Shareholders Adopted:	August 17, 2006 (750,000 shares reserved)
Board Amended:	November 29, 2007
Shareholders Approved:	February 27, 2008 (1,500,000 shares reserved)
Board Amended:	December 21, 2010
Shareholders Approved:	February 11, 2011 (2,500,000 shares reserved)
Board Amended:	December 23, 2016

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CLEARFIELD

CLEARFIELD, INC.
7050 WINNETKA AVE N.
SUITE 100
BROOKLYN PARK, MN 55428

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Cheryl Beranek 02 Ronald G. Roth 03 Patrick Goepel 04 Roger Harding 05 Charles N. Hayssen
06 Donald R. Hayward

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. Approve amendments to the Clearfield, Inc. 2007 Stock Compensation Plan, including an amendment to increase the shares authorized for issuance by 1,000,000.	☐	☐	☐
3. Approve, on a non-binding advisory basis, the compensation paid to named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for Proposal 4:

	1 year	2 years	3 years	Abstain
4. Approve, on a non-binding advisory basis, the frequency of future executive compensation advisory votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

CLEARFIELD, INC.
Annual Meeting of Shareholders
February 23, 2017 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Cheryl Beranek and Daniel R. Herzog, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of CLEARFIELD, INC. held of record by the shareholder(s) on December 28, 2016 and that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 2:00 PM CST, on February 23, 2017, at the Minneapolis Marriott Northwest, 7025 Northland Drive North, Brooklyn Park, MN 55428, and any adjournment or postponement thereof, hereby revoking all former proxies.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000304623_2 R1.0.1.29